EXHIBIT 99.1

CONTACT: THOMAS R. HILLEBRANDT
         SENIOR VICE PRESIDENT AND CFO
         FOTOBALL USA, INC.
         (858) 909-9900


                FOTOBALL USA ANNOUNCES THIRD QUARTER 2003 RESULTS

     SAN DIEGO, CALIF., OCTOBER 24, 2003 - Fotoball USA, Inc. (Nasdaq: FUSA) today reported financial results for the third quarter and nine months ended September 30, 2003. Net sales for the third quarter of 2003 were $8.2 million with a net loss per diluted common share of ($0.01) versus third quarter of 2002 net sales of $11.1 million with a net income of $0.07 per diluted common share. Net sales for the nine months ended September 30, 2003 were $24.7 million with a net loss per diluted common share of ($0.06) versus the nine months ended September 30, 2002 net sales of $36.1 million with a net income of $0.23 per diluted common share. The pre-tax loss of ($75,000) for the third quarter of 2003 includes $171,000 of expenses related to the previously announced unsolicited offer the Company received to purchase its outstanding common stock. The pre-tax loss of ($367,000) for the nine months ended September 30, 2003 includes $333,000 of expenses related to the unsolicited offer and to the Company's attempted acquisition in the first quarter of 2003.

     "The decline in third quarter sales compared to last year's third quarter was primarily due to declines in Disney Store and Disney theme park business and Quick-Serve restaurant promotional activity which we were not able to repeat in 2003. The team division has continued its winning streak completing its 12th consecutive quarter of year over year growth. Retail sales also had year over year quarterly growth coming in at 8% higher than last year's third quarter on strong sales to catalog retailers," said Michael Favish, chairman and chief executive officer.

     "Unfortunately, the record revenue, gross profit and margin gains of the retail and team sales divisions achieved this year have not been enough to offset the declines in the entertainment and promotional sales groups. The lower than expected revenue combined with the expense of the unsolicited offer kept us from reaching profitability in the third quarter. Knowing that the fourth quarter is historically a challenging sales quarter for us, we anticipate that we will record a loss in the fourth quarter and therefore a loss for the full year 2003," stated Scott Dickey, president & chief operating officer.

     In response to shareholder questions, the company announced that the special committee, comprised of the independent directors, continues the process of evaluating several strategic alternatives and proposals with the help of its financial advisor, Imperial Capital, LLC.

     FINANCIAL REVIEW (See table below for financial statements)

     The decrease in third quarter 2003 sales compared to third quarter 2002 sales was attributable to a 65% decrease in promotion sales and a 49% decrease in entertainment sales offset by a 13% increase in team sales and an 8% increase in retail sales. For the third quarter of 2003, retail sales represented 47% of total company sales, team sales were 21% of sales, entertainment sales were 20% of sales, and promotion sales were 12% of sales.

     Sales of Major League Baseball licensed merchandise decreased from the third quarter of 2002 to the third quarter of 2003 as a result of lower promotional sales. Sales of National Football League licensed merchandise increased from the third quarter of 2002 to the third quarter of 2003 as a result of higher team facsimile autograph football sales. Sales of college licensed merchandise decreased from the third quarter of 2002 to the third quarter of 2003 as a result of decreased department store and mass merchant sales.

     The decrease in net income for the third quarter of 2003 from the third quarter of 2002 was due to a decrease in sales and $171,000 of expenses related to the un-solicited offer (offset by an increase in gross margin of 4.9 percentage points). The increase in gross margin was due to higher gross margin on retail and promotional sales.

     Marketing expenses as a percentage of sales increased 2.6 percentage points from the third quarter of 2002 to the third quarter of 2003 due to lower sales in 2003. Marketing expenses decreased by $98,000 from the third quarter of 2002 to the third quarter of 2003 due to lower selling and bonus expenses offset by higher salary and sample expenses. Excluding the un-solicited offer related expenses general and administrative expenses as a percentage of sales increased
3.4 percentage points from the third quarter of 2002 to the third quarter of 2003. Excluding the un-solicited offer related expenses, general and administrative expenses decreased by $126,000 from the third quarter of 2002 to the third quarter of 2003 due to lower bonus, salary related, travel and computer consulting expenses.

     Working capital decreased $0.4 million from December 31, 2002 to September 30, 2003. Cash decreased $1.7 million from December 31, 2002 to September 30, 2003 as $1.0 million of cash was used in operating activities, $0.3 million of cash was used in investing activities and $0.4 million of cash was used in financing activities. Annualized gross DSO decreased from 50 days at September 30, 2002 to 49 days as of September 30, 2003. Annualized gross inventory turns decreased from 6.7 as of September 30, 2002 to 4.4 as of September 30, 2003. Bank debt was reduced to $0.2 million at September 30, 2003 from $0.7 million at December 31, 2002. As of September 29,2003, the Company obtained a modification to its letter of credit agreement removing the net income and interest coverage covenants.

     Fotoball is a premier sports and entertainment marketer and manufacturer. Fotoball's products and services are sold into distinct markets by four separate sales groups: Fotoball Sports, which services national and regional retailers; Fotoball Entertainment Marketing, which services entertainment destinations such as theme parks, resorts and casinos; Fotoball Sports Team, which supports the retail needs of professional franchises across the nation; and Marketing Headquarters, our promotional group developing custom programs for Fortune 500 companies. Fotoball currently holds licenses with Major League Baseball, the National Football League, the National Hockey League, more than 100 NCAA colleges, Warner Bros. "Scooby Doo", Marvel's "Spider-Man", "Incredible Hulk" and "X-Men", MGA's "Bratz" and Nickelodeon's "Blue's Clues."

     Statements in this press release which are not historical, including Fotoball's or management's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements. Such statements include statements regarding expectations for full year performance in 2003 and evaluating proposals to purchase the Company. All forward-looking statements made by the Company, including such statements herein, involve material risks and uncertainties and are subject to change based on factors beyond the control of the Company. Accordingly, the Company's actual results may differ from those expressed or implied in any such forward-looking statements as a result of various factors and risks including the risk factors listed from time to time in the Company's filings with the Securities and Exchange Commission including but not limited to, the Annual Report on Form 10-K for the year ended December 31, 2002 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003 and June 30, 2003.

     For further information, please visit the company's web site at: http://www.fotoball.com.

     The following table sets forth the statements of operations, condensed balance sheets and statements of cash flows and should be read in conjunction with this statement.

                                (Table to follow)
                                      ####

                               FOTOBALL USA, INC.
                              FINANCIAL STATEMENTS

                            STATEMENTS OF OPERATIONS
                            ------------------------
                                   (unaudited)

                                                             THREE MONTHS ENDED               NINE MONTHS ENDED
                                                                SEPTEMBER 30,                   SEPTEMBER 30,
                                                            2003            2002            2003            2002
                                                        ------------    ------------    ------------    ------------
Net sales                                               $  8,249,992    $ 11,113,641    $ 24,679,127    $ 36,092,233
Cost of sales                                              4,762,213       6,959,131      14,735,023      22,933,517
                                                        ------------    ------------    ------------    ------------
     Gross profit                                          3,487,779       4,154,510       9,944,104      13,158,716
                                                        ------------    ------------    ------------    ------------
Operating expenses
     Royalties                                               708,484         801,311       2,127,257       2,695,267
     Marketing                                             1,120,037       1,218,448       3,329,052       3,897,291
     General and administrative                            1,609,920       1,565,124       4,487,436       4,699,145
     Depreciation and amortization                           124,911         128,087         375,500         386,222
                                                        ------------    ------------    ------------    ------------
         Total operating expense                           3,563,352       3,712,970      10,319,245      11,677,925
                                                        ------------    ------------    ------------    ------------
         Income (loss) from operations                       (75,573)        441,540        (375,141)      1,480,791
                                                        ------------    ------------    ------------    ------------
Other income (expense)
     Interest expense                                         (2,734)         (7,043)         (8,905)        (33,123)
     Interest income                                           3,584          16,900          16,809          63,252
                                                        ------------    ------------    ------------    ------------
         Total other income (expense)                            850           9,857           7,904          30,129
                                                        ------------    ------------    ------------    ------------
Income (loss) from operations before income tax              (74,723)        451,397        (367,237)      1,510,920
     Income tax expense (benefit)                            (29,889)        180,559        (146,895)        604,368
                                                        ------------    ------------    ------------    ------------
Net income (loss)                                       $    (44,834)   $    270,838    $   (220,342)   $    906,552
                                                        ============    ============    ============    ============

Weighted average number of common shares outstanding:
     Basic                                                 3,651,501       3,606,536       3,648,094       3,594,316
                                                        ============    ============    ============    ============
     Diluted                                               3,651,501       3,934,946       3,648,094       3,915,050
                                                        ============    ============    ============    ============
Net income (loss) per common share:
     Basic                                              $      (0.01)   $       0.08    $      (0.06)   $       0.25
                                                        ============    ============    ============    ============
     Diluted                                            $      (0.01)   $       0.07    $      (0.06)   $       0.23
                                                        ============    ============    ============    ============

                               FOTOBALL USA, INC.

                                 BALANCE SHEETS
                                 --------------



                                                                          SEPTEMBER 30,
                                                                               2003            DECEMBER 31,
                                                                           (UNAUDITED)             2002
                                                                       ------------------   ------------------
                                     ASSETS
Current assets
     Cash and equivalents                                                $     3,462,617      $     5,189,250
     Accounts receivable, net                                                  3,965,683            3,684,133
     Income tax and other receivables                                            157,887              125,489
     Inventories                                                               3,777,659            3,946,922
     Prepaid expenses and other                                                  513,206              317,841
     Deferred income taxes                                                       908,560              908,560
                                                                       ------------------   ------------------
         Total current assets                                                 12,785,612           14,172,195

Property and equipment, net                                                    2,033,273            2,203,169
Deposits and other assets                                                         79,498               79,498
                                                                       ------------------   ------------------
                                                                          $   14,898,383       $   16,454,862
                                                                       ==================   ==================

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
     Accounts payable and accrued expenses                               $     2,287,282      $     3,137,987
     Customer deposits                                                           155,576              163,102
     Income taxes payable                                                             --               99,200
     Current portion of capital leases                                            64,582               73,796
                                                                       ------------------   ------------------
         Total current liabilities                                             2,507,440            3,474,085
                                                                       ------------------   ------------------

Long-term liabilities
     Line of credit                                                              241,898              669,397
     Capital leases, net of current portion                                       78,559              135,075
     Deferred rent                                                               330,475              293,969
     Deferred income taxes                                                        53,000               53,000
     Long-term reserve for discontinued operations                                    --                1,480
                                                                       ------------------   ------------------
         Total long-term liabilities                                             703,932            1,152,921
                                                                       ------------------   ------------------
         Total liabilities                                                     3,211,372            4,627,006
                                                                       ------------------   ------------------

Stockholders' equity
     Preferred stock, $.01 par value; Series A, authorized - 1,000,000 shares, 0 shares issued and outstanding at June 30, 2003 and
         December 31, 2002, respectively                                              --                   --
     Common stock, $.01 par value; authorized - 15,000,000 shares;
         Issued and outstanding - 3,651,501 shares at September 30,
         2003 and  3,609,834 shares at December 31, 2002                          36,515               36,098
     Additional paid-in capital                                               11,833,448           11,754,368
     Retained earnings (accumulated deficit)                                    (182,952)              37,390
                                                                       ------------------   ------------------
         Total stockholders' equity                                           11,687,011           11,827,856
                                                                       ------------------   ------------------
                                                                          $   14,898,383       $   16,454,862
                                                                       ==================   ==================

                               FOTOBALL USA, INC.

                            STATEMENTS OF CASH FLOWS
                            ------------------------
                                   (unaudited)

                                                                            NINE MONTHS ENDED SEPTEMBER 30,
                                                                               2003                 2002
                                                                           -------------        -------------
Cash flows from operating activities:
Net income (loss)                                                          $  (220,342)         $   906,552
Adjustments to reconcile net income (loss) to net cash used in operating activities:
     Depreciation and amortization of property and equipment                   500,127              414,889
     Provision for accounts receivable reserves                                306,318              311,725
     Changes in operating assets and liabilities:
         Accounts receivable                                                  (587,868)          (1,971,149)
         Income tax and other receivables                                      (32,398)             336,580
         Inventories                                                           169,263           (1,063,324)
         Prepaid expenses and other                                           (195,365)             800,821
         Accounts payable and accrued expenses                                (850,705)           1,475,525
         Customer deposits                                                      (7,526)          (1,825,105)
         Income taxes payable                                                  (99,200)              73,568
         Deferred rent                                                          36,506               33,695
         Long-term reserve for discontinued operations                          (1,480)             (20,720)
                                                                           -------------        -------------
Net cash used in operating activities                                         (982,670)            (526,943)
                                                                           -------------        -------------

Cash flows from investing activities:
     Purchase of property and equipment                                       (330,231)            (376,252)
     Decrease in long-term deposits                                               --                 79,497
                                                                           -------------        -------------
Net cash used in investing activities                                         (330,231)            (296,755)
                                                                           -------------        -------------

Cash flows from financing activities:
     Net borrowings (repayments) on line of credit                            (427,499)             811,898
     Proceeds from long-term debt                                                 --                410,006
     Payments on capital leases                                                (65,730)             (71,732)
     Payments on long-term debt                                                   --             (2,078,519)
     Proceeds from exercise of stock options                                    79,497               71,817
                                                                           -------------        -------------
Net cash used in financing activities                                         (413,732)            (856,530)
                                                                           -------------        -------------

Net decrease in cash and equivalents                                        (1,726,633)          (1,680,228)
Cash and equivalents, beginning of period                                    5,189,250            5,779,203
                                                                           -------------        -------------
Cash and equivalents, end of period                                        $ 3,462,617          $ 4,098,975
                                                                           =============        =============

Supplemental disclosure of cash flow information:
     Interest paid                                                         $    30,995          $    68,273
     Incomes taxes paid                                                    $    99,200          $   530,800
     Equipment acquired under lease                                               --            $    25,806
